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                                                                      EXHIBIT 23

                         Report of Independent Auditors.



Board of Directors and Shareholders
University Bancorp, Inc.
Ann Arbor, Michigan


We have audited the accompanying consolidated balance sheet of University Bancorp, Inc. as of December 31, 1999 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of University Bancorp, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.



/s/ Crowe, Chizek and Company LLP
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Grand Rapids, Michigan
March 17, 2000